SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 28, 2023

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07            Submission of Matters to a Vote of Security Holders

Clinton, NJ – Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, held its Annual Meeting of Shareholders on April 27, 2023. A total of 8,115,224 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:

Proposal 1: Election of Directors

The following four directors were nominated to serve for the terms set forth in the Company’s Proxy statement. Results of the election are as follows:

	Number of Votes
Name	For	Withheld	Broker Non-vote
Wayne Courtright	7,822,016	293,208	-
David Dallas	7,799,507	315,716	-
Robert H. Dallas, II	7,159,255	955,968	-
Peter E. Maricondo	6,578,670	1,536,554	-

Proposal 3: The Approval of Unity Bancorp, Inc. 2023 Equity Compensation Plan

The 2023 Equity Compensation Plan authorizes the granting of incentive stock options ("ISOs"), non-statutory options, restricted stock, performance units, and deferred stock for a total of 500,000 shares of Common Stock to certain members of management of the Company and the Bank. Participants in the Equity Compensation Plan will be chosen by the HR/Compensation Committee from among participating management officials of the Company, the Bank and any other subsidiaries the Company may acquire or form. Results of the election are as follows:

Number of Votes
For	Against	Abstain	Broker Non-vote
7,682,899	267,300	165,024	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: April 28, 2023
	By:	/s/ George Boyan
George Boyan
Executive Vice President and Chief Financial Officer